UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On October 30, 2017, Forum Energy Technologies, Inc. (the “Company”) and Forum Canada ULC (“Forum Canada”) entered into a Third Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, and several financial institutions as lenders, joint lead arrangers and joint book runners (the “Credit Agreement”), which amends and restates in its entirety the Company’s existing revolving credit facility. The Credit Agreement includes a senior-secured asset-based revolving lending facility with commitments in the aggregate amount of $300 million (the “Credit Facility”) (with a sublimit of up to $25 million available for the issuance of letters of credit for the account of the Company and certain of its domestic subsidiaries) (the “US Line”), of which up to $30.0 million is available to certain Canadian subsidiaries of the Company for loans in United States or Canadian dollars (with a sublimit of up to $3 million available for the issuance of letters of credit for the account of Canadian subsidiaries of the Company) (the “Canadian Line”). The Credit Agreement provides for an ability to increase commitments by an additional $100.0 million, subject to certain conditions. The Credit Facility matures in July 2021, but if the Company’s outstanding Notes due October 2021 are refinanced or replaced with indebtedness maturing on or after January 31, 2023, the final maturity of the Credit Facility will automatically extend to October 2022. Availability under the Credit Facility is subject to a borrowing base calculated by reference to eligible accounts receivable in the United States, Canada and certain other jurisdictions (subject to a cap) and eligible inventory in the United States and Canada.

Borrowings under the US Line bear interest at a rate equal to, at the Company’s option, either (a) the LIBOR rate or (b) a base rate determined by reference to the highest of (i) the rate of interest per annum determined from time to time by Wells Fargo as its prime rate in effect at its principal office in San Francisco, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin. Borrowings under the Canadian Line bear interest at a rate equal to, at Forum Canada’s option, either (a) the CDOR rate or (b) a base rate determined by reference to the highest of (i) the prime rate for Canadian dollar commercial loans made in Canada as reported from time to time by Thomson Reuters and (ii) the CDOR rate plus 1.00%, in each case plus an applicable margin. The applicable margin for LIBOR and CDOR loans will initially range from 1.75% to 2.25%, depending upon average excess availability under the Credit Facility. After the first quarter ending on or after March 31, 2018 with respect to which the Company’s total leverage ratio is less than or equal to 4.00:1.00, the applicable margin for LIBOR and CDOR loans will range from 1.50% to 2.00%, depending upon average excess availability under the Credit Facility.

Subject to customary exceptions, all obligations under the Credit Facility are guaranteed, jointly and severally, by each wholly-owned US subsidiary of the Company and, in the case of the Canadian Line, each wholly-owned Canadian subsidiary of the Company, and are secured by substantially all assets of each such entity and the Company.

The Credit Facility contains certain customary affirmative covenants. The negative covenants in the Credit Facility include, among others, limitations (none of which are absolute) on each loan party’s ability to: incur additional debt or issue certain preferred shares, create liens on certain assets, make certain loans or investments (including acquisitions), pay dividends, make distributions or make other restricted payments, consolidate, merge, or dispose of assets, enter into certain transactions with affiliates, and modify the terms of certain debt or organizational agreements.

If excess availability under the Credit Facility falls below the greater of 10.0% of the line cap and $20.0 million, the Company will be required to maintain a fixed charge coverage ratio of at least 1.00:1.00 as of the end of each fiscal quarter until excess availability under the Credit Facility exceeds such thresholds for at least 60 consecutive days.

The Credit Agreement contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Credit Facility will be entitled to take various actions, including the acceleration of amounts due under the Credit Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Credit Facility.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1*	Third Amended and Restated Credit Agreement, dated as of October 30, 2017, among Forum Energy Technologies, Inc., Forum Canada ULC, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citibank, N.A., as joint lead arrangers, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Citibank, N.A., as joint book runners, and the lenders party thereto.

*	The Third Amended and Restated Credit Agreement filed as Exhibit 10.1 omits certain of the schedules thereto. Forum Energy Technologies, Inc. agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: November 2, 2017

	By:	/s/ John C. Ivascu
John C. Ivascu
Vice President, Associate General Counsel and Assistant Secretary